EXHIBIT  10.18

                         TECHNICAL ASSISTANCE AGREEMENT

     THIS AGREEMENT is made and entered into effective the 8th day of March, 1992, by and between YINKA FOLAWIYO PETROLEUM COMPANY LIMITED (hereinafter referred to as OPERATOR), and LIBERTY TECHNICAL SERVICES LTD., (hereafter referred to as "TECHNICAL Adviser"), both companies (hereinafter collectively referred to as "the Parties") being incorporated and existing under the lows of the Federal Republic of Nigeria, (hereinafter referred to as "NIGERIA").

     WHEREAS YINKA FOLAWIYO PRTROLEUM COMPANY LIMITED and LIBERTY TECHNICAL SERVICES LTD. are Parties to that certain Joint Operating Agreement of even date herewith, covering petroleum operations on block 309, Nigeria (hereinafter referred to as "JOA"). wherein YINKA FOLAWIYO PETROLEUM COMPANY LIMITED is designated as the Operator and LIBERTY TECHNICAL SERVICES LTD. is designated as the Technical Adviser, and

     WHEREAS, YINKA FOLAWIYO PETROLEUM COMPANY LIMITED requires certain administrative and technical assistance in carrying out its duties and responsibilities as Operator under the JOA; and

     WHEREAS, LIBERTY TECHNICAL and its affiliated companies have the necessary qualified, administrative technical and professional personnel to assist YINKA FOLAWIYO PETROLEUM COMPANY LIMITED in carrying out its duties and responsibilities as Operator.

     Now, therefore, in consideration of the premises and mutual covenants contained herein, the Parties hereby agree as follows:

     1.   DEFINITIONS

     Except as otherwise defined herein, the teams used herein shall have the same meaning as set forth in the JOA.

     11.  TECHNICAL Adviser AND ASSISTANCE

2.1 Designation: In accordance with JOA, the Parties designate LIBERTY TECHNICAL SERVICES Technical Adviser for OPL 309 and LIBERTY TECHNICAL SERVICES agrees to accept and perform the responsibilities and duties associated therewith.

2.2 Duties and Responsibilities: The Technical Adviser has to general responsibility of assisting YINKA FOLAWIYO PETROLEUM COMPANY LIMITED in carrying out is responsibilities as Operator for OPL 309 and, in so doing, to further assist in establishing itself as a fully competent petroleum company holding international recognition to fulfill its responsibilities, the Technical Adviser shall:

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     a)   In  accordance  with the JOA  establish a Technical  Transfer  Plan in conduction with YINKA FOLAWIYO PETROLEUM COMPANY LIMITED.

     b) carry out the duties and responsibilities assigned to the Technical Adviser in the JOA subject to the laws of Nigeria, and

     c) in accordance with the JOA hereof, provide YINKA FOLAWIYO PETROLEUM COMPANY LIMITED with assistance and guidance in the development and execution of training plans and programs in order to develop competent Nigerian personnel, and

2.3     Working  Relationship:

     a) In the conduct of the Joint Operations contemplated in the JOA, the technical Adviser and YINKA FOLAWIYO PETROLEUM COMPANY LIMITED shall fully consult with each other on a regular basis, in a harmonious manner and as frequently as may be required, for the purpose of reviewing and scheduling the activities being carried out under this Agreement.

     b) Nothing contained herein shall be construed as representing any assignment by YINKA FOLAWIYO PETROLEUM COMPANY LIMITED of its responsibility as Operator of OPL 309. LIBERTY TECHNICAL SERVICES LTD. shall always fulfill its responsibilities and perform the duties described herein under the general direction of the Operator.

2.4     Training:

     1. In providing the training assistance, the Technical Adviser shall, in accordance with training plans and programs approved by the Operating committee, do all that can be reasonable required to result in each Nigerian employee of the Operator, reaching the highest possible level of qualification. Without limiting the generality of the foregoing, it is contemplated that the Technical Adviser shall:

          a)   assist  YINKA   FOLAWIYO   PETROLEUM   COMPANY   LIMITED  in  the
               development of training programs, both for separate individuals and groups of trainees.

          2b. such Technical Assistance and Training Committee shall operate in Advisery capacity only and any decision or advice taken or given respectively shall be subject to the approval of the Operating Committee.

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111.          ESTABLISHMENT  OF  PRESENCE  IN  NIGERIA

3.1 Offices and Employment: YINKA FOLAWIYO PETROLEUM COMPANY LIMITED acknowledges and recognizes that the services to be provided by the Technical Adviser will require the Technical Adviser to establish separate offices of its own in Nigeria, the number of employees required to perform such services will be at the sole discretion of the Technical Adviser; however, the Technical Adviser warrants that it will employ no more that the number of employees with may reasonable be required to carry out such services.

3.2 Personnel: Any of LIBERTY TECHNICAL SERVICES LTD. or its affiliates= personnel performing services under this Agreement shall remain at all times the employees of LIBERTY TECHNICAL SERVICES LTD. or its affiliates and shall not, for any purposes, be regarded as employees of YINKA FOLAWIYO PETROLEUM COMPANY LIMITED. LIBERTY TECHNICAL SERVICES LTD. or its affiliates shall remain solely responsible for the payment of their salaries and benefits. LIBERTY TECHNICAL SERVICES LTD. may, at any time, transfer and replace any such personnel.

3.3 Visas and Work Permits: In those cases where the Technical Adviser determines it is necessary to fill a vacant position in its organization with an expatriate employee, YINKA FOLAWIYO PETROLEUM COMPANY LIMITED pledges, if necessary, to use its good offices to assist in obtaining any visas, work permits or other like permits which may be required by the Government.

     V  -  CONFIDENTIALITY

5.1 confidential data and Information: Each Party undertakes that, without the prior written consent of all the other Parties, it will treat as confidential and prevent disclosure to any third parties of all data and information relating to the License area or operations undertaken pursuant to this agreement. This obligation shall continue throughout the term of this Agreement or for five (5) years following termination of the License, whichever is the later. Consent is hereby given for each Party such information and data to its Affiliate and to persons and contractors engaged by the Operator and/or the Technical Adviser to the extent required for efficiently carrying out Joint Operations, to counsellors of any party including legal counsel, lending organizations and external professional consultants used by any Party to secure financing auditors, and prospective third party assignees provided that such Affiliates and such other parties accept a strict obligation to maintain the confidential nature of the date of information disclosed and not to divulge such data or information to other parties without prior written consent. With respect to all parties other than affiliates, acceptance of the confidentiality obligation set forth in the the previous sentence shall be in writing. The provisions of this Article shall not apply to data or information which, through no fault of the disclosing Party, has become a part of the public domain. The provisions of this Article have no application to any disclosure required by the applicable laws and regulations. however, prior to any such disclosure, the disclosing Party shall inform the other Parties with as mush notice as possible so that they may have the opportunity to contest the government=s right to require such disclosure.

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5.2  Trading Rights:  The Operator  and/or the Technical  Adviser nay, only with the prior written approval of the Operating Committee and on such terms and conditions as it may determine, exchange any such data and information for other similar data and information and the Operator and/or the Technical Adviser shall promptly provide the Parties with a conformed copy of the agreement relating to such exchange and all such data and information.

     VI  -  ASSIGNMENTS

6.1 Limitations on Assignments: PARTIES may assign this Agreement to any of their parents affiliates or subsidiaries, and may subcontract any other services to be provided hereunder to a parent, affiliate, subsidary o third party. Provided that the consent of the other party is sought and obtained prior to any such assignment.

     ASSIGNMENT

6.1a)LIBERTY  TECHNICAL  SERVICES LTD hereby assigns its  obligations and duties rights as outlined in this agreement and the Joint Venture Agreement along with its attached operating and accounting procedures to ABACAN International Resource Management Inc., and its affiliated companies in Nigeria.

     VII  -  TERM

7.1 Term: Unless otherwise mutually agreed by the Parties hereto, this Agreement shall continue enforce until such time as Liberty Technical Services limited divests itself o fall its rights, title and interest in OPL 309 or the Oil mining Lease covering OPL:309 upon its termination or for a period of ten years, whichever occurs first.

     VIII  -  ARBITRATION

8.1 Any dispute arising out or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the London court or international Arbitration, with Rules are deemed to be Incorporated by reference into this clause;

     The governing law of the Agreement shall be the substantive law of NIGERIA.

     The tribunal shall consist of a three/member tribunal and two of them shall be nominated by the parties on the two respective sides.

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     The  place  of  arbitration  shall be London, England.  the language of the arbitration  shall  be  English.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate by their authorized representatives effective as to the day and year first above written.

By:  /s/  T.B.  Folawiyo
______________________________
          T.B.  Folawiyo
          Executive  Director
          YINKA  FOLAWIYO  PETROLEUM  COMPANY  LIMITED



By:  /s/  Wade  G.  Cherwayko
_______________________________
          Wade  G.  Cherwayko
          President
          LIBERTY  TECHNICAL  SERVICES  LTD


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